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EXHIBIT 23
OWENS-ILLINOIS, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Forms S-8 No. 333-69624 and 333-170220) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan,

  (2)
  Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

  (3)
  Registration Statement (Form S-3 No. 333-99741) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-142886) pertaining to the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc.,

  (5)
  Registration Statements (Forms S-8 No. 333-133074, 333-170221, and 333-197743) pertaining to the 2005 Incentive Award Plan of Owens-Illinois, Inc.,

of our reports dated February 10, 2015, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., and the effectiveness of internal control over financial reporting of Owens-Illinois, Inc., and our reports dated February 10, 2015 with respect to the consolidated financial statements of Owens-Brockway Packaging, Inc. and Owens-Brockway Glass Container Inc., all of which are included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP Ernst & Young LLP

Toledo, Ohio
February 10, 2015

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EXHIBIT 23 OWENS-ILLINOIS, INC. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM